Exhibit 99.1

Papa Murphy’s Holdings, Inc. Reports Fourth Quarter and Fiscal Year 2018 Results: Performance Better Than Guidance and Consistent with Previously Reported Results
Vancouver, WA, March 14, 2019 (Globe Newswire) - Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) today announced financial results for its fiscal fourth quarter and full fiscal year ended December 31, 2018.
Key financial highlights for the quarter ended December 31, 2018, compared to the quarter ended January 1, 2018 include the following(1):

•
Revenue was $32.0 million compared to $38.5 million, driven primarily by the net refranchising of 29 Company-owned stores and net closure of 10 Company-owned stores during fiscal year 2018. Revenue in the prior year fourth quarter was positively impacted by approximately $1.9 million from an additional contribution by all stores to the Brand Marketing Fund to help fund a national TV advertising test;

•	Comparable store sales decreased 1.3% compared to the fourth quarter of 2017;

•
Reported Net Income was $2.0 million, or $0.12 per diluted share, compared to Net Income of $12.2 million, or $0.72 per diluted share in the prior year fourth quarter. Net Income in the prior year fourth quarter included a $12.4 million positive effect resulting from the Tax Cuts and Jobs Act of 2017;

•	Pro-Forma Net income(2) in the quarter was $2.4 million, or $0.14 per diluted share, compared to $3.1 million, or $0.18 per diluted share;

•	Adjusted EBITDA(2) was $5.9 million compared to $9.3 million.
Key financial highlights for the fiscal year ended December 31, 2018, compared to the fiscal year ended January 1, 2018 were as follows(1):

•	Revenue was $126.4 million compared to $148.5 million;

•	Comparable store sales decreased 2.5% compared to fiscal 2017;

•
Reported Net Income was $4.3 million, or $0.25 per diluted share, compared to a Net Loss of $1.8 million, or $(0.11) per diluted share. Net Income in the prior year included a $12.4 million positive effect resulting from the Tax Cuts and Jobs Act of 2017;

•	Pro-Forma Net income(2) was $7.3 million, or $0.43 per diluted share, compared to $1.9 million, or $0.11 per diluted share;

•	Adjusted EBITDA(2) was $22.3 million, compared to $20.5 million.
______________________

(1)
Please note that results reflect the first quarter 2018 adoption by the Company of two new accounting standards (ASC topic 606 – Revenue from contracts with customers, and ASC topic 842 – Leases). 2017 financial results have been adjusted to reflect the implementation of these standards.

(2)
Pro-Forma Net Income and Adjusted EBITDA are non-GAAP measures. For a reconciliation of Pro-Forma Net Income and Adjusted EBITDA to GAAP net income/(loss) and discussion of why we consider Pro-Forma Net Income and Adjusted EBITDA to be useful measures, see the financial tables accompanying this release and the paragraph below entitled “Non-GAAP Financial Measures.”

Weldon Spangler, Chief Executive Officer of Papa Murphy’s Holdings, Inc., stated, “We are very pleased with the continued progress of our strategic initiatives and the impact they had on our results in the fourth quarter. We saw positive comparable store sales growth in October, marking our first period of comparable store sales growth in 37 months. We continue to believe that we have the right initiatives in place to drive long-term success for Papa Murphy’s and we are excited for the year ahead.”

Key Operating Metrics

	Three Months Ended		Twelve Months Ended
	December 31, 2018	January 1, 2018	December 31, 2018	January 1, 2018
Comparable store sales:
Franchised stores	-1.0%	-2.6%	-2.3%	-3.8%
Company-owned stores	-5.8%	-2.3%	-4.8%	-5.5%
Combined	-1.3%	-2.6%	-2.5%	-4.0%

System-wide sales ($’s in 000s)	$214,665	$223,815	$808,727	$846,864

Adjusted EBITDA ($’s in 000s)	$5,925	$9,270	$22,306	$20,500

Store Count
Franchised	1,331	1,378	1,331	1,378
Company-owned	106	145	106	145
System-wide	1,437	1,523	1,437	1,523
We use a variety of operating and performance metrics to evaluate the performance of our business. Below is a description of our key operating metrics:
Comparable Store Sales represents the change in year-over-year sales for comparable stores. A comparable store is a store that has been open for at least 52 full weeks from the comparable date (the Tuesday following the opening date). As of the end of the fourth quarter of 2018 and 2017, we had 1,419 and 1,478 comparable stores, respectively.
System-wide Sales include net sales by all of our company-owned and franchisee-owned stores.
Adjusted EBITDA is defined as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the elimination of various expenses that we consider not indicative of ongoing operations. For a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, see the financial tables accompanying this release.
2019 Financial Outlook
Based on current information, Papa Murphy’s Holdings, Inc. is providing the following guidance for fiscal 2019, which ends on December 30, 2019:

•	Full year system-wide comparable store sales growth in the range of flat to low single-digit positive;

•	Domestic franchise new store openings of approximately 10 units;

•	Full year selling, general and administrative expenses of approximately $48 million, excluding non-recurring costs totaling approximately $2 million;

•	Adjusted EBITDA of at least $22 million;

•	Cash flow from operations of approximately $15 million, which includes non-recurring payments totaling approximately $2 million;

•	Cash used in investing activities of approximately $2 million;

•	Full-year effective tax book tax rate of approximately 25.6%; and

•	Diluted share count of approximately 17 million.

Conference Call
Papa Murphy’s Holdings, Inc. will host a conference call to discuss the fourth quarter financial results on Thursday, March 14, 2019 at 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13686750. The replay will be available until Thursday, March 21, 2019. The conference call will also be webcast live from the Company’s corporate website at investors.papamurphys.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded.
About Papa Murphy’s
Papa Murphy’s Holdings, Inc. (“Papa Murphy’s” or the “Company”) (NASDAQ: FRSH) is a franchisor and operator of the largest Take ‘n’ Bake pizza brand in the United States, selling hand-crafted, fresh pizzas for customers to bake at home. The Company was founded in 1981 and currently operates over 1,400 franchised and corporate-owned stores in 37 states, Canada, and the United Arab Emirates. Papa Murphy’s core purpose is to help anyone with an oven and 15 minutes serve a scratch-made meal. In addition to fresh pizzas, the Company offers hand-crafted salads, sides and desserts to complete the meal. Order online today at www.papamurphys.com for easy pick up everywhere, and find us on your favorite delivery apps in select markets.
Forward-looking Statements
This press release, as well as other information provided from time to time by Papa Murphy's Holdings, Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements give the Company's current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Forward-looking statements in this press release include statements relating to the Company’s projected comparable stores sales growth, projected new store openings, projected Adjusted EBITDA, projected selling, general and administrative expenses, projected cash flow from operations, projected cash flow used in investing activities, projected effective tax rate, projected diluted share count, sales trends, and future financial or operational results and business strategy, including the expected effects of our strategic initiatives and cost saving initiatives.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018, (which can be found at the SEC’s website www.sec.gov); each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements.

Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
To supplement its financial information presented in accordance with generally accepted accounting principles (GAAP), the Company is also providing with this press release the non-GAAP financial measures of EBITDA, Adjusted EBITDA and Pro-Forma Net Income, EBITDA, Adjusted EBITDA, and Pro-Forma Net Income are not derived in accordance with GAAP. EBITDA, Adjusted EBITDA and Pro-Forma Net Income should not be considered by the reader as an alternative to net income (loss) (the most comparable GAAP financial measure to EBITDA, Adjusted EBITDA and Pro-Forma Net Income). The Company’s management believes that EBITDA, Adjusted EBITDA, and Pro-Forma Net Income are helpful as indicators of the current financial performance of the Company because EBITDA, Adjusted EBITDA, and Pro-Forma Net Income reflect the additions and eliminations of various income statement items that management does not consider indicative of ongoing operating results. We have provided reconciliations of EBITDA, Adjusted EBITDA and Pro-Forma Net Income to GAAP net income (loss) in the financial tables accompanying this release.
The Company is also providing with this press release a forward looking estimate of the non-GAAP financial measure of Adjusted EBITDA. We do not, however, provide a reconciliation of this forward-looking non-GAAP measure to the most comparable GAAP measure because of the inherent difficulty in forecasting and quantifying various adjustments that are necessary for this reconciliation and, accordingly, the reconciling information cannot be obtained without unreasonable effort.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands of dollars, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	January 1, 2018	December 31, 2018	January 1, 2018
	Unaudited	Unaudited
Revenues
Franchise	$17,777	$18,679	$64,653	$71,640
Company-owned store sales	14,257	19,858	61,776	76,868
Total revenues	32,034	38,537	126,429	148,508

Costs and Expenses
Store operating costs:
Cost of food and packaging	4,758	6,582	20,415	25,958
Compensation and benefits	4,418	5,868	19,601	23,603
Advertising	1,094	1,629	4,794	6,684
Occupancy and other store operating costs	2,516	3,676	11,441	13,931
Selling, general, and administrative	13,585	15,523	49,731	64,565
Depreciation and amortization	1,564	2,093	7,241	10,452
Loss on disposal or impairment of property and equipment	129	530	1,937	18,360
Total costs and expenses	28,064	35,901	115,160	163,553

Operating Income (Loss)	3,970	2,636	11,269	(15,045)

Interest expense, net	1,370	1,260	5,212	5,078
Loss on early retirement of debt	38	—	38	—
Other expense, net	52	55	212	204
Income (Loss) Before Income Taxes	2,510	1,321	5,807	(20,327)

Provision for (benefit from) income taxes	513	(10,831)	1,483	(18,509)
Net Income (Loss)	$1,997	$12,152	$4,324	$(1,818)

Earnings per share of common stock
Basic	$0.12	$0.72	$0.26	$(0.11)
Diluted	$0.12	$0.72	$0.25	$(0.11)
Weighted average common stock outstanding
Basic	16,946,942	16,890,687	16,929,764	16,870,013
Diluted	16,994,349	16,954,938	17,000,858	16,870,013

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Selected Balance Sheet Data
(In thousands of dollars)

	December 31, 2018	January 1, 2018
Cash and cash equivalents	$5,766	$2,174
Total current assets	12,052	8,962
Total assets	246,724	262,115
Total current liabilities	32,787	31,117
Long-term debt, net of current portion	70,644	86,994
Total stockholders’ equity	99,023	94,142

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(In thousands of dollars)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	January 1, 2018	December 31, 2018	January 1, 2018
Net Income (Loss) As Reported	$1,997	$12,152	$4,324	$(1,818)
Depreciation and amortization	1,564	2,093	7,241	10,452
Provision for (benefit from) income taxes	513	(10,831)	1,483	(18,509)
Interest expense, net	1,370	1,260	5,212	5,078
EBITDA	$5,444	$4,674	$18,260	$(4,797)

Expenses not indicative of future operations:
CEO transition & restructuring (a)	206	95	595	2,614
E-commerce impairment (b)	—	(39)	350	9,085
Store closures and impairment (c)	121	550	1,918	9,145
Litigation settlements and reserves (d)	(121)	3,990	908	4,453
Strategic alternatives (e)	237	—	237	—
Debt refinancing (f)	38	—	38	—
Adjusted EBITDA	$5,925	$9,270	$22,306	$20,500

Adjusted EBITDA margin (1)	18.5%	24.1%	17.6%	13.8%

(a)	Represents non-recurring management transition and restructuring costs plus costs associated with recruitment of a new Chief Executive Officer and other executive positions.

(b)	Represents impairment of our e-commerce platform based on the decision to move to a third party developed and hosted solution and non-recurring costs incurred to complete the transition.

(c)
Represents non-cash charges associated with the disposal or impairment of store assets upon the determination that the book value of certain stores was higher than the fair value of those stores, plus lease buyouts and reserves for the residual contractual lease obligations on closed stores.

(d)	Accruals made for litigation settlements.

(e)	Reflects costs associated with the Company's exploration of strategic alternatives.

(f)	Reflects costs associated with amendments to the Company's credit facilities.

(1)	Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenues.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Pro Forma Net Income
(In thousands of dollars, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2018	January 1, 2018	December 31, 2018	January 1, 2018
Net Income (Loss) As Reported	$1,997	$12,152	$4,324	$(1,818)
Expenses not indicative of future operations:
CEO transition & restructuring (a)	206	95	595	2,614
E-commerce impairment (b)	—	(39)	350	9,085
Store closures and impairment (c)	121	550	1,918	9,145
Litigation settlements and reserves (d)	(121)	3,990	908	4,453
Strategic alternatives (e)	237	—	237	—
Debt refinancing (f)	38	—	38	—
Income tax expense on above adjustments (g)	(123)	(1,257)	(1,031)	(9,227)
Exclude impact of federal income tax rate change (h)	—	(12,356)	—	(12,356)
Pro Forma Net Income	$2,355	$3,135	$7,339	$1,896

Earnings per share - pro forma:
Basic	$0.14	$0.19	$0.43	$0.11
Diluted	$0.14	$0.18	$0.43	$0.11

Weighted average shares outstanding - pro forma:
Basic	16,946,942	16,890,687	16,929,764	16,870,013
Diluted	16,994,349	16,954,938	17,000,858	16,913,790

(a)	Represents non-recurring management transition and restructuring costs plus costs associated with recruitment of a new Chief Executive Officer and other executive positions.

(b)	Represents impairment of our e-commerce platform based on the decision to move to a third party developed and hosted solution and non-recurring costs incurred to complete the transition.

(c)
Represents non-cash charges associated with the disposal or impairment of store assets upon the determination that the book value of certain stores was higher than the fair value of those stores, plus lease buyouts and reserves for the residual contractual lease obligations on closed stores.

(d)	Accruals made for litigation settlements.

(e)	Reflects costs associated with the Company's exploration of strategic alternatives.

(f)	Reflects costs associated with amendments to the Company's credit facilities.

(g)
Reflects the tax expense associated with above adjustments at a normalized tax rate of 25.5% for 2018 and 38.5% for 2017, except for $3.9 million of litigation reserves in 2017 which utilized the estimated long-term effective tax rate of 25.5%.

(h)	Reflects the impact of the Tax Cuts and Jobs Act of 2017, primarily a decrease in our effective tax rate.

Investor Contact:
Maurice Hines
maurice.hines@papamurphys.com
360-449-4008

Media Contact:
Alexis Diltz or Daniel Evans
communications@papamurphys.com
360-449-4001